UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2018

RXi PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 31, 2018, RXi Pharmaceuticals Corporation (the “Company”) received written notice (the “Notification Letter”) from the Nasdaq Stock Market (“Nasdaq”) in response to the Company’s submissions notifying Nasdaq that the Company has approximately $4.7 million in stockholders’ equity as of March 31, 2018, on a pro forma basis.

On March 29, 2018, the Company received written notice that it was not in compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Rule”) for continued listing on The Nasdaq Capital Market. The Rule requires listed securities to maintain a minimum of $2.5 million in stockholders’ equity.

In response to the Company’s submissions explaining its current financial position, Nasdaq is requiring that the Company evidence that it is in compliance with the Rule by no later than September 25, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: June 1, 2018	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc.
Chief Executive Officer